UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2019
Date of Report (date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

(408) 749 4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 13, 2019, the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) voted to increase the size of the Board from seven directors to eight directors and appointed Mr. Michael Gregoire as a director to the Board to fill the resulting vacancy.

The Board has determined that Mr. Gregoire qualifies as an independent director for purposes of the rules of the Nasdaq Stock Market as well as applicable rules adopted by the U.S. Securities and Exchange Commission (the “SEC”).  In addition, Mr. Gregoire was appointed to the Nominating and Corporate Governance and Audit and Finance committees of the Board.

Mr. Gregoire will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed on March 21, 2019 with the SEC and in the Company’s Outside Director Equity Compensation Policy attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2019.  On December 13, 2019, Mr. Gregoire was granted 4,786 restricted stock units. The grant becomes fully vested on the one-year anniversary of the grant date.

A copy of the press release announcing Mr. Gregoire’s appointment to the Board of the Company is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

99.1	Press release dated December 16, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019	ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
Name:	Devinder Kumar
Title:	Senior Vice President, Chief Financial Officer and Treasurer